Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Present at

the Keefe, Bruyette & Woods 2018 Community Bank Investor Conference

Ontario, CA, July 30, 2018 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be making a presentation and hosting one-on-one meetings with investors at the Keefe, Bruyette & Woods’ 2018 Community Bank Investor Conference on Tuesday, July 31st and Wednesday, August 1st, 2018. The conference will take place at the Hilton Midtown in New York, N.Y.

Mr. Myers will be giving a formal presentation on Tuesday, July 31, 2018 at 11:30 a.m. (EDT). The presentation will be available by way of live webcast and can be accessed through a link http://wsw.com/webcast/kbw44/cvbf/or by visiting CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab for 90 days after the presentation.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with assets of approximately $8.1 billion. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 51 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.